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EXHIBIT

                              CONVERSION AGREEMENT


         CONVERSION AGREEMENT dated as of June 19, 2003 between LTDnetwork, Inc., a Delaware corporation ("Creditor"), and Advanced Technology Industries, Inc., a Delaware corporation ("ATI").

         WHEREAS, Creditor wishes to convert $800,000 of indebtedness of ATI held by Creditor (the "Converted Debt") to common stock, par value $0.0001, of ATI ("ATI Common Stock"), in full satisfaction of all obligations and liabilities of any kind of ATI in connection with the Converted Debt; and

         WHEREAS, the Converted Debt is secured by certain assets of ATI and its subsidiaries pursuant to the Pledge Agreement dated November 27, 2003 (the "Pledge Agreement") among ATI, Creditor, Reseal Ltd. and Cetoni
Umwelttechnologie-Entwicklungs GmbH.

         NOW, THEREFORE, in consideration of the foregoing and the agreements set forth below, the parties hereby agree as follows:

                                   ARTICLE I

                               CONVERSION OF DEBT

         The Converted Debt shall be converted to 8,000,000 shares of ATI Common Stock (the "Conversion Shares") in full satisfaction of all obligations and liabilities of any kind of ATI in connection with the Converted Debt. The parties hereto agree that upon the issuance and the delivery of the Conversion Shares to Creditor, (a) all obligations and liabilities of ATI in respect of the Converted Debt shall be fully extinguished and satisfied, including, but not limited to, any payments of principal, accrued and unpaid interest, premiums and penalties and (b) the Pledge Agreement shall be terminated and all security interests thereunder shall be released. Creditor (i) shall make a notation on all documents evidencing the Converted Debt that the Converted Debt and all obligations and liabilities of ATI in connection therewith have been cancelled and (ii) shall, as soon as practicable, send all such documents to ATI.

                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF CREDITOR

                  Creditor hereby represents and warrants as follows:

         SECTION 2.01 Creditor has good and valid title to the Converted Debt and no portion of the Converted Debt has been assigned, transferred, conveyed, encumbered, or hypothecated.


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         SECTION 2.02 The execution, delivery and performance of this Agreement by Creditor will not (a) require any consent, approval, authorization or permit of, registration, declaration or filing with, or notification to, any governmental agency, (b) result (with the giving of notice or the lapse of time or both) in any violation of or default under, any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Creditor or any of its properties, (c) require any material consent, authorization or approval of any person, or (d) violate or conflict with any order, writ, injunction, decree or law applicable to Creditor.

         SECTION 2.03 Creditor has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Creditor and the consummation of the transactions contemplated hereby by Creditor have been duly authorized by all necessary corporate action on the part of Creditor. This Agreement has been duly executed and delivered by Creditor and constitutes the valid and binding obligation of Creditor enforceable against Creditor in accordance with its terms.

         SECTION 2.04 Creditor acknowledges that it has had access to all of the filings of ATI filed under Section 13(a) of the Securities Exchange Act of 1934 since December 31, 2001. Creditor has been given the opportunity to ask questions of, and to receive answers from, ATI concerning the terms and conditions of Creditor's acquisition of the Converted Shares and related matters and to obtain all additional information which Creditor deems necessary.

         SECTION 2.05 Creditor is an "accredited investor" as such term is defined in Regulation D under the Securities Act of 1933 (as amended, the "Securities Act").

         SECTION 2.06 Creditor has such knowledge and experience in business matters such that Creditor is capable of evaluating the merits and risks of the transaction contemplated hereby.

         SECTION 2.07 Creditor is acquiring the Conversion Shares for its own account for purposes of investment and not with a view to the offer, sale, or distribution of the Conversion Shares.

         SECTION 2.08 Creditor acknowledges that the Conversion Shares will not be registered under the Securities Act and may not be resold unless so registered or unless an exemption from registration is available.

                                  ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF ATI

         SECTION 3.01 ATI has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by ATI and the consummation of the transactions contemplated hereby by ATI have been duly authorized by all necessary corporate action on the part of ATI. This Agreement has been duly executed and delivered by ATI and constitutes the valid and binding obligation of ATI enforceable against ATI in accordance with its terms.

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         SECTION 3.02 The Conversion Shares to be issued hereunder shall be validly issued and non-assessable, and free and clear of all liens and encumbrances.

                                   ARTICLE IV

                                     LEGEND

         SECTION 4.01 Each certificate representing the Conversion Shares and any other securities issued in respect of the Conversion Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted or unless the shares of ATI Common Stock evidenced by such certificate shall have been registered under the Securities
Act) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION."

         SECTION 4.02 Each certificate representing the Conversion Shares and any other securities issued in respect of the Conversion Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall, so long as the Conversion Shares are subject to the restrictions on transfer contained in Article V, be stamped or otherwise imprinted with a legend substantially in the following form:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN THE CONVERSION AGREEMENT DATED AS OF JUNE 19, 2003 BETWEEN ADVANCED TECHNOLOGY INDUSTRIES, INC. AND LTDNETWORK, INC."

                                   ARTICLE V

                                LOCK-UP AGREEMENT

                  For a period of one year following the date of this Agreement, Creditor hereby agrees not to sell, transfer, assign, enter into any short sale, or convey any of the Conversion Shares or any shares issued in respect to the Conversion Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, except Creditor may pledge the Conversion Shares for purposes of borrowing money.

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                                   ARTICLE VI

                                  MISCELLANEOUS

         SECTION 6.01 This Agreement may be executed in two counterparts and by facsimile signature, each of which shall be deemed to be an original, but each of which together shall constitute one and the same instrument.

         SECTION 6.02 This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

         SECTION 6.03 Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         SECTION 6.04 This Agreement, and all claims arising hereunder or relating hereto, shall be governed and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof. The parties irrevocably consent to the jurisdiction and venue of the state and federal courts located in Delaware concerning any action related to this Agreement.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                        ADVANCED TECHNOLOGY INDUSTRIES, INC.



                                        By:
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                                        LTDNETWORK, INC.



                                        By:
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